SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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☐ Preliminary Proxy Statement	☐ Soliciting Material Under Rule 14a-12
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Palomar Medical Technologies, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Palomar Medical Technologies, Inc. (the “Company” or “Palomar”) to be held on May 15, 2003 at 10:00 a.m. at the Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, and thereafter as it may be adjourned from time to time.

        At the meeting, you will be asked to consider and act upon proposals to (i) elect seven directors of the Company, (ii) ratify the selection of our independent auditors for fiscal 2003 and (iii) transact such other business as may properly come before the meeting or any adjournments thereof.

        Details of the matters to be considered at the meeting are contained in the proxy statement, which we urge you to consider carefully.

        As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may Internet vote at www.proxyvote.com or telephone vote at 1-800-454-8683. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

        Thank you for your cooperation, continued support and interest in Palomar Medical Technologies, Inc.

Sincerely, Louis P. Valente Chairman

PALOMAR MEDICAL TECHNOLOGIES, INC.
82 Cambridge Street
Burlington, Massachusetts 01803

Notice of the
2003 Annual Meeting of Stockholders

To the stockholders of PALOMAR MEDICAL TECHNOLOGIES, INC.:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Palomar Medical Technologies, Inc. (the “Company” or “Palomar”), a Delaware corporation, will be held on May 15, 2003 at 10:00 a.m. at the Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, and thereafter as it may be adjourned from time to time.

        At the meeting, the stockholders will be asked:

        1. To elect seven directors of the Company to serve until the 2004 annual meeting of stockholders and until their respective successors are elected and have qualified.

        2. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 20, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

        We hope that all stockholders will be able to attend the meeting in person. In order to assure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the meeting. A postage-prepaid envelope has been enclosed for your convenience. Alternatively, you may Internet vote at www.proxyvote.com or telephone vote at 1-800-454-8683. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors Patricia A. Davis Secretary

Burlington, Massachusetts
April 15, 2003

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY.

PLEASE FILL IN, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

-i-

PALOMAR MEDICAL TECHNOLOGIES, INC.
82 Cambridge Street
Burlington, Massachusetts 01803

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2003

        The enclosed proxy is solicited by the Board of Directors of Palomar Medical Technologies, Inc. (the “Company” or “Palomar”) for use at the 2003 Annual Meeting of Stockholders to be held on May 15, 2003 at 10:00 a.m. at the Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, and thereafter as it may be adjourned from time to time.

        We intend to mail this proxy statement, the accompanying form of proxy and Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2002 to all stockholders entitled to vote on or about April 15, 2003. The costs of soliciting proxies will be borne by us.

        Only stockholders of record at the close of business on March 20, 2003 will be entitled to vote at the meeting or any adjournments thereof. As of March 14, 2003, 13,191,418 shares of our common stock, $.01 par value, were issued and outstanding. Each share entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. There is no other class of our voting securities entitled to vote at the meeting.

        To establish a quorum to transact business at the meeting, there must be present at the meeting, in person or by proxy, a majority of the shares of common stock issued, outstanding, and entitled to vote at the meeting. Shares represented by executed proxies received by us will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

        To be elected, a director must receive a plurality of the votes of the common stock present, in person, or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of a majority of the common stock, present, in person, or represented by proxy at the Annual Meeting and entitled to vote thereon, is necessary to ratify the selection of the independent auditors.

        Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. The proxy may be revoked at any time before it is exercised, by written notice to the Secretary prior to the meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked, at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified therein. Proxies which are executed but which do not contain any specific instructions will be voted as recommended by us.

        In accordance with Delaware law, abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretion to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote against a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will therefore have no legal effect on the vote on that particular matter.

        Our transfer agent, American Stock Transfer & Trust Company, will tabulate votes.

        The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1:   ELECTION OF DIRECTORS

        Our directors are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. In general, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

        The following table sets forth certain information concerning each nominee for election as a director. Each of the nominees currently serves as a director.

Name	Age	Positions and Offices with the Company	Director Since
Louis P. Valente	72	Chairman of the Board of Directors	1997

Joseph P. Caruso	44	Director; Chief Executive Officer; President	2001

Jeanne Cohane	56	Director	2000

Jay Delahanty	53	Director	2001

Nicholas P. Economou	54	Director	1997

James G. Martin	67	Director	1997

A. Neil Pappalardo	61	Director	1997

        LOUIS P. VALENTE. Mr. Valente has been one of our directors since February 1, 1997. Mr. Valente currently serves as our Chairman of the Board of Directors. From May 14, 1997 through May 15, 2002, he served as our Chief Executive Officer, and on September 15, 1997, he became our Chairman of the Board. From 1968 to 1995, Mr. Valente held numerous positions at Perkin Elmer, Inc. (formerly EG&G, Inc.), a provider of drug discovery, research and clinical screening products, services and technologies for the life science industry in addition to products for aerospace, chemical, environmental, medical, photography, security and other global arenas. In 1968, he began his career at EG&G, Inc. as an Assistant Controller and held executive positions, including Corporate Treasurer, before becoming Senior Vice President of EG&G, Inc., presiding over and negotiating acquisitions, mergers and investments. Mr. Valente serves as a director of Medical Information Technology, Inc., MKS Instruments, Inc. and SurgiLight, Inc., all publicly held companies, and several private companies. Mr. Valente is a Certified Public Accountant and a graduate of Bentley College.

        JOSEPH P. CARUSO. Mr. Caruso has been one of our directors since October 23, 2001. Since May 15, 2002, Mr. Caruso has served as our Chief Executive Officer and President and is responsible for all aspects of operational controls. Mr. Caruso served as our President and Chief Operating Officer since May 2001. From 1992 until May 15, 2002, Mr. Caruso served as our Vice President and Chief Financial Officer. Mr. Caruso was also strategically involved in our restructuring during the past few years. From 1981 to 1992, Mr. Caruso was a Chief Financial Officer for a private manufacturing company and a manager with an international public accounting firm.

        JEANNE COHANE. Ms. Cohane has been one of our directors since June 7, 2000. Ms. Cohane has over eighteen years of experience in the cosmetic business. Ms. Cohane has spent most of her career in the retail beauty market where she was a senior member of the Crabtree & Evelyn management team and served as Managing Director of their private label company. Crabtree & Evelyn, an international company, is well known and respected for its beauty products and consumer based market approach. Ms. Cohane has many years of experience in strategic planning, business development and product expansion, leadership and management of all areas of operations.

        JAY DELAHANTY. Mr. Delahanty has been one of our directors since May 16, 2001. Mr. Delahanty has been a venture capitalist for twenty years at American Research and Development, Morgan, Holland Ventures (now Flagship Ventures) and, currently, DelTech Ventures. Mr. Delahanty began his career at Arthur D. Little, Inc., as an engineering and management consultant. He is a Director of five privately held technology companies: PHT Corp., Promontory Software Technology, Orion’s Belt, SolmeteX, Inc. and U.S. Inspect. Mr. Delahanty holds a B.S. and M.S. in Mechanical Engineering from MIT and an MBA from Stanford University.

        NICHOLAS P. ECONOMOU. Dr. Economou has been one of our directors since November 13, 1997. Dr. Economou is the chief executive officer of Confluent Photonics Corporation, a developer and manufacturer of photonic subsystems for the telecommunications and cable TV industries. Before joining Confluent, Dr. Economou was chief operating officer of AXSUN Technologies, also a manufacturer of photonic subsystems. Previously, Dr. Economou was chief operating officer of FEI Company (FEIC), a manufacturer of production and analytical equipment for the semiconductor and data storage industries. Prior to FEI, he was chairman, president and chief executive officer of Micrion Corporation (MICN), which merged with FEI in August 1999. In addition to serving on the board of Palomar, he is also a director on the boards of several private companies. Dr. Economou received his B.A. in physics from Dartmouth College and his M.A. and Ph.D. in physics from Harvard University.

        JAMES G. MARTIN. Dr. Martin has been one of our directors since June 2, 1997. Since 1995, Dr. Martin has served as the Vice President at the Carolinas Medical Center. Since 1993, he has also been the Chairman of the Research Development Board of the Carolinas Medical Center. From 1985 until 1993, Dr. Martin was the Governor of North Carolina and from 1973 until 1984, he served as a United States Congressman from North Carolina. Dr. Martin currently serves as a director for Duke Energy Company, Family Dollar, Inc., and aaiPharma, Inc. Dr. Martin has a B.S. in chemistry from Davidson College and a Ph.D. in chemistry from Princeton University.

        A. NEIL PAPPALARDO. Mr. Pappalardo has been a director since June 2, 1997. Mr. Pappalardo founded Medical Information Technology, Inc. in 1969, a provider of software systems to hospitals in the United States, Canada and the United Kingdom with over 1,800 employees and serves as the Chairman and Chief Executive Officer. Mr. Pappalardo serves on the executive committee as well as various other operational and academic committees at M.I.T., is a trustee of the New England Aquarium and serves on its Board of Governors. Mr. Pappalardo received his B.S. in electrical engineering from M.I.T.

        All directors will hold office until our 2004 Annual Meeting of Stockholders or special meeting in lieu thereof (and thereafter until their successors have been duly elected and qualified).

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MS. COHANE AND MESSRS. CARUSO, DELAHANTY, ECONOMOU, MARTIN, PAPPALARDO AND VALENTE AS OUR DIRECTORS.

Committees and Meetings of the Board

        All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during the year ended December 31, 2002. The Board of Directors met four times during the year ended December 31, 2002 and acted one time by unanimous written consent. The Board currently has four committees.

        The Executive Committee was formed on June 13, 1997 and consists of Mr. Valente, an employee director, and Ms. Cohane and Mr. Pappalardo, non-employee directors. The Executive Committee met one time during the year ended December 31, 2002 and acted one time by unanimous written consent. The Executive Committee is authorized to exercise all of the powers of the Board of Directors except those not permitted by the Delaware General Corporation Laws. All business transacted by the Executive Committee is subject to approval by the Board of Directors if so required by resolution of the Board of Directors, by Delaware General Corporation Laws, by our Restated Certificate of Incorporation or our By-laws. To the extent it may lawfully do so, the Executive Committee may initiate any action which the Board of Directors could initiate and may oversee and direct our day-to-day operations.

        The Compensation Committee currently consists of Messrs. Martin and Pappalardo, non-employee directors. In the year ended December 31, 2002, the Compensation Committee also included Mr. Valente and held five meetings. The Compensation Committee’s functions include the administration of our stock option plans and stock purchase plan and determining supplemental compensation awards, if any. The Compensation Committee’s functions also include fixing the salaries of members of the Board of Directors who are also officers of the Company.

        The Audit Committee consists of Messrs. Delahanty, Economou and Pappalardo, non-employee directors, and held eight meetings during the year ended December 31, 2002. The members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee’s functions include making the appointment of independent public accountants, conferring with our independent public accountants regarding the scope and the results of our audit and reporting the same to the Board of Directors, reviewing our internal accounting procedures, and reviewing our existing and contemplated investments. The audit committee charter was filed as an appendix to the proxy statement for our 2002 annual meeting of stockholders. In accordance with SEC regulations, we intend to attach a copy of the charter as an appendix to the proxy materials for our 2005 annual meeting of stockholders.

        The Joint Development Advisory Committee consists of Mr. Valente, an employee director, and Messrs. Delahanty and Economou, non-employee directors, and held ten meetings during the year ended December 31, 2002. The Joint Development Advisory Committee’s functions include reviewing proposed development agreements, information and strategy in order to keep the full Board of Directors abreast of the progress and strategy of negotiations with third parties.

Director Compensation

        For their services as outside directors during the year ended December 31, 2002, Ms. Cohane and Messrs. Delahanty, Economou and Martin each received $20,000. Mr. Pappalardo elected not to receive any cash payments for his services as an outside director during the year ended December 31, 2002. In addition, Ms. Cohane and Messrs. Delahanty, Economou, Martin and Pappalardo each received an option to purchase 25,000 shares of our common stock at $.90 per share, which was the closing bid price as of the grant date. These options vest annually in three equal installments with an acceleration clause based on the accomplishment of certain performance milestones, of which one-half of the options vested in February 2003 due to the achievement of certain milestones and all expire 90 days from the date on which their service as a Board member terminates. In accordance with our policy, our employee directors serve as directors without compensation. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Directors meetings.

PROPOSAL NO. 2:   RATIFICATION OF SELECTION OF AUDITORS

        The persons named in the enclosed proxy will vote to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003 unless otherwise directed by the stockholders. That firm has served as our independent auditors since June 28, 2002. Arthur Andersen LLP served as our independent auditors until June 28, 2002. A representative of Ernst & Young LLP is expected to be present at the meeting, and will have the opportunity to make a statement and is expected to be available to answer appropriate questions from stockholders.

        The Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of the Company and its stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO SELECT ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2003.

Changes in Accountants

        On June 28, 2002, our Audit Committee of the Board of Directors dismissed the independent accountants, Arthur Andersen LLP. Our Audit Committee is responsible for the selection and replacement of the Company’s independent accountants.

        The report of Arthur Andersen on the financial statements for the year ended December 31, 2001 contained a modification noting that there was substantial doubt about the Company’s ability to continue as a going concern. The report of Arthur Andersen on the financial statements for the year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        In connection with the audits for the two most recent fiscal years and through June 28, 2002, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report on the financial statements for such years.

        During the two most recent fiscal years and through June 28, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        The Company requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is attached as exhibit 16 to the Current Report on Form 8-K, filed with the SEC on June 28, 2002.

        The Company engaged Ernst and Young LLP as its new independent accountants as of June 28, 2002. During the two most recent fiscal years and through June 28, 2002, the Company has not consulted with Ernst and Young regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either written a report that was provided to the Company or the provision of oral advice that Ernst and Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as the term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fiscal Year 2002 Audit Firm Fee Summary

        Management has advised us that for the year ended December 31, 2002, the Company was billed by its Independent Auditors, for services in the following categories:

        Audit Fees:

        Independent Auditors billed the Company an aggregate of $105,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the last fiscal year ended December 31, 2002.

        Financial Information Systems Design and Implementation Fees:

        Independent Auditors did not bill the Company for any professional services rendered for the fiscal year in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

        All Other Fees:

        Independent Auditors billed the Company an aggregate of $12,000 for all other services rendered for the most recent fiscal year. Other services consist of tax advice and tax return assistance of $30,000 and audit of third party royalty payments of $34,000.

        We have considered and determined that the provision of the aforementioned non-audit services is compatible with maintaining the auditors’ independence.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        None of our directors or executive officers has any interest in the adoption of the above proposals.

EXECUTIVE OFFICERS

        The names of the Company’s executive officer who are not directors of the Company, and certain biographical information furnished by them, are set forth below.

Name	Age	Positions and Offices with the Company	Executive Officer Since
Paul S. Weiner	39	Chief Financial Officer; Treasurer	2002

        PAUL S. WEINER. Mr. Weiner joined the Company in August 1995. Since October 23, 2002, Mr. Weiner has served as our Chief Financial Officer and Treasurer and is responsible for the accounting, finance, treasury functions, cash management, investor relations, risk management, strategic planning, human resources, facilities and administration. Mr. Weiner was also strategically involved in restructuring the Company over the past few years. From 1989 to 1994, Mr. Weiner was the Chief Financial Officer for an environmental consulting company and had previously worked in public accounting. Mr. Weiner serves as a member of the Financial Executive Institute, the National Investor Relations Institute, the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. Mr. Weiner is a graduate of Bryant College.

        Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board or until their respective successors have been duly elected and qualified. None of the nominees is related by blood, marriage or adoption to any of our directors or executive officers.

        Executive Officer Compensation

        The following table sets forth certain information concerning the compensation for services rendered to us for the fiscal years ended December 31, 2000, 2001 and 2002 for our executive officers (the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation (1)	Securities Underlying Options (#) (2)	All Other Compensation ($) (3)
Louis P. Valente	12/31/02	$200,000	$ —	$ —	55,000	$—
Chairman of the Board of	12/31/01	$250,000	$ —	$ —	325,000	$—
Directors	12/31/00	$270,000	$ —	$ —	150,000	$—

Joseph P. Caruso	12/31/02	$225,000	$ —	$ —	75,000	$—
Chief Executive Officer	12/31/01	$250,000	$ —	$ —	325,000	$14,399
	12/31/00	$250,000	$ —	$ —	125,000	$—

Paul S. Weiner	12/31/02	$130,000	$ —	$ —	65,000	$—
Chief Financial Officer	12/31/01	$140,000	$ —	$ —	175,000	$9,477
	12/31/00	$140,000	$ —	$ —	50,000	$—

(1)	In accordance with regulations promulgated by the SEC, perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(2)	During fiscal 2002, 2001, and 2000, we did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the Named Executive Officers.

(3)	In 2001, the Company entered into split dollar life insurance policies for two executive officers, including the current Chief Executive Officer and Chief Financial Officer, as compensation for past services and incentive compensation. All other compensation, therefore, includes the present value of the non life insurance portion of the split dollar premiums paid. Total premium paid was $45,000 for each of these officers in 2001. The present value was calculated based on the current ages of both of these officers, the assumption that both would retire at age 60 and a 7% interest rate. Section 402 of the Sarbanes-Oxley Act of 2002, prohibits public companies from extending or maintaining credit, or arranging for the extension of credit, in the form of personal loans to its directors or executive officers. Due to the uncertainty as to whether split dollar life insurance policies qualify as such prohibited loans, the Company has suspended payment of premiums on these policies.

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Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding the stock options that we granted during 2002 to the Named Executive Officers:

Option Grants in Last Fiscal Year

Name and Principal Position	Number of Shares Underlying Options Granted (#)		Percent of Total Options Granted To Employees in Fiscal Year (1)	Exercise Price Per Share	Expiration Date	Grant Date Present Value ($) (2)
Louis P. Valente	55,000	(3)	7.4%	$0.90	7/7/12	$37,037	(4)
Chairman of the Board of
Directors

Joseph P. Caruso	75,000	(3)	10.1%	$0.90	7/7/12	$50,505	(4)
Chief Executive Officer

Paul S. Weiner	65,000	(3)	8.7%	$0.90	7/7/12	$43,771	(4)
Chief Financial Officer

(1)	We granted options to purchase an aggregate of 550,000 shares of common stock to all employees other than Named Executive Officers and granted options to purchase an aggregate of 195,000 shares to all Named Executive Officers as a group (3 persons) during fiscal 2002.

(2)	This column sets forth the present value of the grants at the date of grant, using the Black-Scholes pricing model.

(3)	These options vest annually in three equal installments, with an acceleration clause based on the accomplishment of certain performance milestones, of which one-half of the options vested in February 2003 due to the achievement of certain milestones.

(4)	The assumptions used in calculating the Black-Scholes value were $0.90 as fair market value, 4-year term, 1.11 volatility, 3.24% risk free interest rate and no yield or premiums.

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Fiscal Year End Option Values

        The following options to purchase common stock were held by the Named Executive Officers at December 31, 2002. None of such Named Executive Officers exercised any options during the year ended December 31, 2002:

Aggregated Option Exercises in Last Fiscal Year

	Number of Securities Underlying Unexercised Options At Fiscal Year End (#) (1)				Value of Unexercised in-the-Money Options At Fiscal Year End ($) (2)

Name and Principal Position	Exercisable		Unexercisable		Exercisable		Unexercisable
Louis P. Valente	408,334	(3)	321,666	(4)	$113,751	(5)	$285,249	(6)
Chairman of the Board of
Directors

Joseph P. Caruso	316,668	(7)	333,332	(8)	$113,751	(9)	$306,249	(10)
Chief Executive Officer

Paul S. Weiner	141,668	(11)	198,332	(12)	$ 61,251	(13)	$190,749	(14)
Chief Financial Officer

(1)	We have not granted any stock appreciation rights and our stock plans do not provide for the granting of such rights.

(2)	Value is based on the December 31, 2002 closing price on the NASDAQ Small Cap Market of $1.05 per share. Actual gains, if any, on exercise will depend on the value of the common stock on the date of the sale of the shares.

(3)	Consists of 200,000 options to purchase common stock at an exercise price of $3.1875 per share that expire on May 31, 2009; 100,000 options to purchase common stock with an exercise price of $1.96875 per share that expire on January 31, 2010; 108,334 options to purchase common stock with an exercise price of $1.00 per share that expire on April 3, 2011.

(4)	Consists of 50,000 options to purchase common stock at an exercise price of $1.96875 per share which vested on February 1, 2003 and expire on January 31, 2010; 216,666 options to purchase common stock at an exercise price of $1.00 per share of which 108,333 options vest on each April 4 of 2003 and 2004 and all expire on April 3, 2011; 55,000 options to purchase common stock at an exercise price of $0.90 per share with an acceleration clause based on the accomplishment of certain performance milestones, of which 27,500 options vested in February 2003 due to the achievement of certain milestones and 9,167 options vest on each July 8 of 2003, 2004 and 2005 and all expire on July 7, 2012.

(5)	Consists of 108,334 options to purchase common stock with an exercise price of $1.00 per share that expire on April 3, 2011.

(6)	Consists of 216,666 options to purchase common stock at an exercise price of $1.00 per share of which 108,333 options vest on each April 4 of 2003 and 2004 and all expire on April 3, 2011; 55,000 options to purchase common stock at an exercise price of $0.90 per share with an acceleration clause based on the accomplishment of certain performance milestones, of which 27,500 options vested in February 2003 due to the achievement of certain milestones and 9,167 options vest on each July 8 of 2003, 2004 and 2005 and all expire on July 7, 2012.

(7)	Consists of 125,000 options to purchase common stock at an exercise price of $3.187 per share that expire on May 31, 2009; 83,334 options to purchase common stock at an exercise price of $1.96875 per share that expire on January 31, 2010; 108,334 options to purchase common stock with an exercise price of $1.00 per share that expire on April 3, 2011.

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(8)	Consists of 41,666 options to purchase common stock at an exercise price of $1.96875 per share which vested on February 1, 2003 and expire on January 31, 2010; 216,666 options to purchase common stock at an exercise price of $1.00 per share of which 108,333 options vest on each April 4 of 2003 and 2004 and all expire on April 3, 2011; 75,000 options to purchase common stock at an exercise price of $0.90 per share with an acceleration clause based on the accomplishment of certain performance milestones, of which 37,500 options vested in February 2003 due to the achievement of certain milestones and 12,500 options vest on each July 8 of 2003, 2004 and 2005 and all expire on July 7, 2012.

(9)	Consists of 108,334 options to purchase common stock with an exercise price of $1.00 per share that expire on April 3, 2011.

(10)	Consists of 216,666 options to purchase common stock at an exercise price of $1.00 per share of which 108,333 options vest on each April 4 of 2003 and 2004 and all expire on April 3, 2011; 75,000 options to purchase common stock at an exercise price of $0.90 per share with an acceleration clause based on the accomplishment of certain performance milestones, of which 37,500 options vested in February 2003 due to the achievement of certain milestones and 12,500 options vest on each July 8 of 2003, 2004 and 2005 and all expire on July 7, 2012.

(11)	Consists of 50,000 options to purchase common stock at an exercise price of $3.187 per share that expire on May 31, 2009; 33,334 options to purchase common stock at an exercise price of $1.96875 per share that expire on January 31, 2010; 58,334 options to purchase common stock with an exercise price of $1.00 per share that expire on April 3, 2011.

(12)	Consists of 16,666 options to purchase common stock at an exercise price of $1.96875 per share which vested on February 1, 2003 and expire on January 31, 2010; 116,666 options to purchase common stock at an exercise price of $1.00 per share of which 58,333 options vest on each April 4 of 2003 and 2004 and all expire on April 3, 2011; 65,000 options to purchase common stock at an exercise price of $0.90 per share with an acceleration clause based on the accomplishment of certain performance milestones, of which 32,500 options vested in February 2003 due to the achievement of certain milestones and 10,833 options vest on each July 8 of 2003, 2004 and 2005 and all expire on July 7, 2012.

(13)	Consists of 58,334 options to purchase common stock with an exercise price of $1.00 per share that expire on April 3, 2011.

(14)	Consists of 116,666 options to purchase common stock at an exercise price of $1.00 per share of which 58,333 options vest on each April 4 of 2003 and 2004 and all expire on April 3, 2011; 65,000 options to purchase common stock at an exercise price of $0.90 per share with an acceleration clause based on the accomplishment of certain performance milestones, of which 32,500 options vested in February 2003 due to the achievement of certain milestones and 10,833 options vest on each July 8 of 2003, 2004 and 2005 and all expire on July 7, 2012.

Other Employee Benefit Plans

        Employee Stock Purchase Plan

        Our employee stock purchase plan was adopted by the Board of Directors and approved by the stockholders in 1996. The employee stock purchase plan permits employees who are employed for at least twenty hours per week and more than five months in a calendar year to purchase our common stock, through payroll deductions, which may not exceed 15% of an employee’s compensation, at the lower of 85% of the fair market value of the common stock at the beginning or at the end of each three month period. The employee stock purchase plan provides for four offerings during each fiscal year, each having a duration of three months. The number of shares of common stock reserved for issuance under the employee stock purchase plan is 500,000 and as of the end of the fiscal year 334,680 shares of common stock remained available for issuance thereunder.

        401(k) Plan

        We have a 401(k) Plan, which covers substantially all employees who have attained the age of 18 and are employed for at least a three-month period. Employees may contribute up to the maximum amount allowed by the Internal Revenue Service, subject to restrictions defined by the Internal Revenue Service. At our discretion, we may make a matching contribution in cash or our common stock up to 50% of all employee contributions in each plan year. Our contributions vest over a three-year period from date of hire. The number of shares of common stock reserved for issuance under the 401(k) Plan is 1,000,000 and as of the end of the fiscal year 535,194 shares of common stock remained available for issuance thereunder.

Employment Agreements

        Mr. Valente serves as our Chairman of the Board of Directors at an annual base salary of $250,000 pursuant to a two-year employment agreement dated as of July 1, 2001. Mr. Valente recommended and agreed to a reduction in his annual base salary to $200,000 for 2002 and $200,000 for 2003. This agreement automatically renews for successive two-year periods absent notice of non-renewal by either party. Mr. Valente’s agreement provides that, in the event of termination by us without cause, non-renewal by us or termination by Mr. Valente for good reason without a change in control, we shall pay him two year’s salary as then in effect in addition to any earned incentive compensation, and continue benefits and insurance payments for two years. The agreement further provides that in the event of termination by reason of death, Mr. Valente’s beneficiaries shall receive the base salary that Mr. Valente would have received for one year following his death (plus any pro rata bonus to which he would have been entitled). In the event of termination due to a change in control, Mr. Valente is entitled to receive three times his annual salary as then in effect (plus any bonus to which he would have been entitled) and the continuation of benefits and insurance payments for two years.

        Mr. Caruso serves as our Chief Executive Officer and President at an annual base salary of $250,000 pursuant to a two-year employment agreement dated as of July 1, 2001. Mr. Caruso recommended and agreed to a reduction in his annual base salary to $225,000 for 2002. Mr. Caruso’s annual base salary is currently set at $250,000 for 2003. This agreement automatically renews for successive two-year periods absent notice of non-renewal by either party. Mr. Caruso’s agreement provides that, in the event of termination by us without cause, non-renewal by us or termination by Mr. Caruso for good reason without a change in control, we shall pay him two year’s salary as then in effect in addition to any earned incentive compensation, and continue benefits and insurance payments for two years. The agreement further provides that in the event of termination by reason of death, Mr. Caruso’s beneficiaries shall receive the base salary that Mr. Caruso would have received for one year following his death (plus any pro rata bonus to which he would have been entitled). In the event of termination due to a change in control, Mr. Caruso is entitled to receive three times his annual salary as then in effect (plus any bonus to which he would have been entitled) and the continuation of benefits and insurance payments for two years.

        Mr. Weiner serves as our Chief Financial Officer and Treasurer at an annual base salary of $140,000 pursuant to a two-year employment agreement dated as of July 1, 2001. Mr. Weiner recommended and agreed to a reduction in his annual base salary to $130,000 for 2002. Mr. Weiner’s annual base salary is currently set at $165,000 for 2003. This agreement automatically renews for successive two-year periods absent notice of non-renewal by either party. Mr. Weiner’s agreement provides that, in the event of termination by us without cause, non-renewal by us or termination by Mr. Weiner for good reason without a change in control, we shall pay him two year’s salary as then in effect in addition to any earned incentive compensation, and continue benefits and insurance payments for two years. The agreement further provides that in the event of termination by reason of death, Mr. Weiner’s beneficiaries shall receive the base salary that Mr. Weiner would have received for one year following his death (plus any pro rata bonus to which he would have been entitled). In the event of termination due to a change in control, Mr. Weiner is entitled to receive three times his annual salary as then in effect (plus any bonus to which he would have been entitled) and the continuation of benefits and insurance payments for two years.

        These agreements provide for bonuses as determined by the Board of Directors, and employee benefits, including vacation, sick pay and insurance, in accordance with our policies. Each of the employment agreements also prohibits the employee from directly or indirectly competing with us for a period of one-year following termination of employment.

Equity Compensation Plan Disclosure

        The following table sets forth certain information as of December 31, 2002, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements. Our equity compensation plans include: the 1996 Employee Stock Purchase Plan, the 1991, 1993, 1995, 1996 and 1998 Stock Option Plans and warrants issued to certain of our Directors. All of these equity compensation plans have been approved by our stockholders except the issuance of warrants to certain of our Directors.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity Compensation Plans Approved by Security Holders	4,160,842		$1.58	785,487	(1)

Equity Compensation Plans Not Approved by Security Holders	185,000	(2)	$2.75	0

Total	4,345,842		$1.60	785,487

(1)	Our 1991, 1993, 1995, 1996 and 1998 Stock Option Plans authorize the issuance of incentive stock options and nonqualified stock options. The above number includes no shares of common stock available for future grants under the 1991 Stock Option Plan, 1,688 shares of common stock available for future grants under the 1993 Stock Option Plan, 548 shares of common stock available for future grants under the 1995 Stock Option Plan, 260,000 shares of common stock available for future grants under the 1996 Stock Option Plan and 188,571 shares of common stock available for future grants under the 1998 Stock Option Plan. The above number also includes 334,680 shares of common stock reserved for issuance under our 1996 Employee Stock Purchase Plan.

(2)	The above number consists of 105,000 fully vested warrants issued on June 1, 1999 to purchase common stock at an exercise price of $3.1875 per share and expire on May 31, 2009; 60,000 fully vested warrants issued on February 1, 2000 to purchase common stock at an exercise price of $1.96875 per share and expire on January 31, 2010; 20,000 warrants to purchase common stock issued on June 7, 2000 at an exercise price of $2.8125 per share, of which 13,334 are vested and 6,666 vest on June 6, 2003 and all expire on June 6, 2010. All warrants vest immediately upon the sale or acquisition of substantially all of the stock or assets of the Company and all warrants terminate three months after directorship with the Company terminates.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Messrs. Martin and Pappalardo, non-employee directors. Our Chairman of the Board, Mr. Valente, serves on the Board of Directors of Medical Information Technology, Inc. Mr. Pappalardo is the Chief Executive Officer of Medical Information Technology, Inc. Mr. Valente does not serve on the Compensation Committee of Medical Information Technology, Inc.

Report of the Compensation Committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and our stock price performance graph contained herein are not and shall not be incorporated by reference into any such filings.

Introduction

        The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Company’s primary objective is to maximize stockholder value. As a result, the Compensation Committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company’s achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals. The Compensation Committee believes that the total compensation of executive officers should reflect the scope of their responsibilities, the success of the Company and the contribution of each executive to that success.

Compensation Programs

        Base Salary. Executive officers base salaries are intended to approximate the average salaries for comparable positions and comparable responsibilities at similar organizations of comparable size and complexity to the Company. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.

        Bonus Plans. Executive officers are awarded bonuses at the discretion of the Compensation Committee. The factors that the Compensation Committee evaluates in exercising its discretion include return on assets, growth in income and return on sales, as well as a subjective assessment of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for stockholders. The relative weighting of the operating measures and subjective evaluation varies depending on the executive’s role and responsibilities within the Company. No executive bonuses were awarded in 2002.

        Stock Options. The primary goal of the Company is to excel in the creation of long-term value for stockholders; the Compensation Committee believes that stock options provide additional incentive to executive officers to work towards maximizing stockholder value. The Compensation Committee views stock options as one of the more important components of the Company’s long-term, performance-based compensation philosophy. The grant of options to executive officers encourages equity ownership in the Company, and closely aligns executive officers’ interests to the interests of all the stockholders. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Company permanently, stock options are an incentive for executive officers to remain with the Company long-term. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to or in excess of the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.

        Other. In 2001, the Company entered into split dollar life insurance policies for two executive officers, including the current Chief Executive Officer and Chief Financial Officer, as compensation for past services and incentive compensation. Specifically, in 2001, the Company paid forty-five thousand dollar ($45,000) premiums for each policy. Section 402 of the Sarbanes-Oxley Act of 2002, prohibits public companies from extending or maintaining credit, or arranging for the extension of credit, in the form of personal loans to its directors or executive officers. Due to the uncertainty as to whether split dollar life insurance policies qualify as such prohibited loans, the Company has suspended payment of premiums on these four policies.

        In addition to the foregoing, executive officers participate in compensation plans available to all employees such as the Company’s 401(k) Plan and Employee Stock Purchase Plan. See “Executive Officer Compensation — Other Employee Benefit Plans.”

Compensation of Chairman of the Board of Directors

        The factors considered by the Compensation Committee in determining the compensation of the Chairman of the Board of Directors who serves in an executive capacity, in addition to salaries at comparable companies for executives with comparable responsibilities, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of the strategic direction for the Company. Mr. Valente’s salary was established using the same criteria as for the Company’s other executive officers, as discussed above, and was determined by direct negotiations between Mr. Valente and the entire Board of Directors at the time he accepted the position of Chairman of the Board of Directors. The Board considered as part of its subjective evaluation, among other factors, Mr. Valente’s (i) over two decades of experience in a high-level executive position with a large, well-established high-technology company (Perkin Elmer, Inc., formerly EG&G, Inc.), (ii) outstanding reputation and contacts in the local business community, and (iii) extensive knowledge of finance and accounting.

Compensation of Chief Executive Officer

        The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to chief executive officer salaries at comparable companies, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of the strategic direction for the Company. Mr. Caruso’s salary was established using the same criteria as for the Company’s other executive officers, as discussed above, and Mr. Caruso’s compensation was maintained at his then current President compensation at the time he was promoted to the position of Chief Executive Officer. The Board considered as part of its subjective evaluation, among other factors, Mr. Caruso’s (i) over one decade of experience in a high-level executive position with the Company, (ii) outstanding reputation and contacts in the cosmetic laser industry, and (iii) extensive knowledge of finance and accounting.

        By the Compensation Committee of the Board of Directors of Palomar Medical Technologies, Inc.

James G. Martin A. Neil Pappalardo

Certain Relationships and Related Transactions

        On September 28, 2001, the Company issued a promissory note to Mr. Pappalardo, a Director, for $1,000,000. This note had an interest rate of 5.5% per annum and was due upon demand. On March 14, 2003, all accrued interest was paid in full and the Company and the Director agreed to convert the principal balance of the note into 293,255 shares of the Company’s common stock, at a price of $3.41 per share with no registration rights. The conversion price was calculated at a premium to market of 110% of the Company’s common stock trailing ten-day average closing price.

Performance Graph

        The Securities and Exchange Commission requires that we include in this proxy statement a line-graph presentation comparing cumulative five-year stockholder returns for our common stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by us. Our common stock has been publicly traded since December 18, 1992.

        The following graph shows a five-year comparison of cumulative total stockholder returns, calculated on a dividend reinvestment basis and based on a $100 investment, from December 31, 1997 through December 31, 2002 comparing the return on our common stock with the NASDAQ Stock Market Total Return Index and the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index. No dividends have been declared or paid on our common stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative Total Return

Report of the Audit Committee of the Board of Directors

        Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Andersen LLP through June 28, 2002 and Ernst & Young LLP for the remainder of the year (the “Independent Auditors”), are responsible for performing an independent audit of the Company’s financial statements in accordance with accounting principles generally accepted in the United States and issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the Independent Auditors, the following:

•	the plan for, and the Independent Auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

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•	changes in the Company’s accounting practices, principles, controls or significant methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

        The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002, and discussed these financial statements with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 Communications with Audit Committees with the Independent Auditors. SAS 61 requires the Company’s Independent Auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

        The Company’s Independent Auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees. Independence Standards Board Standard No. 1 requires independent auditors annually to disclose in writing all relationships that in the Independent Auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the Independent Auditors their independence from the Company. The Audit Committee also considered whether the Independent Auditors’ provision of the other, non-audit related services to the Company, which are referred to below, is compatible with maintaining such auditors’ independence.

        Based on its discussions with management and the Independent Auditors, and its review of the representations and information provided by management and the Independent Auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

        By the Audit Committee of the Board of Directors of Palomar Medical Technologies, Inc.

A. Neil Pappalardo Nicholas Economou, Ph. D. Jay Delahanty

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table lists ownership of our common stock for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information for our directors and officers is as of March 14, 2003. Information for the beneficial owners of at least 5% of our shares is as of the latest reports by those entities received by us.

Name and Address of Beneficial Owner (2)	Number of Shares Beneficially Owned	Percentage of Class (1)
Louis P. Valente (3)	628,168	4.8%

Joseph P. Caruso (4)	523,502	4.0%

Paul S. Weiner (5)	272,133	2.1%

A. Neil Pappalardo (6)	602,755	4.6%

Nicholas P. Economou (6)	78,928	*

James G. Martin (7)	77,500	*

Jeanne Cohane (8)	35,834	*

Jay Delahanty (9)	12,500	*

The Rockside Foundation (10)	1,578,185	12.0%
524 North Avenue
New Rochelle, NY 10801

Mark T. Smith (10)	1,578,185	12.0%
7670 First Place
Oakwood, OH 44146

The R. Templeton Smith Foundation (10)	1,578,185	12.0%
3001 Fairmont Blvd
Cleveland Heights, OH 44118

Craig Drill Capital, L.P. (11)	1,000,000	7.6%
767 Fifth Avenue
New York, NY 10153

Craig Drill Capital Limited (11)	1,000,000	7.6%
767 Fifth Avenue
New York, NY 10153

Royce & Associates, Inc. (12)	908,800	6.9%
1414 Avenue of the Americas
New York, NY 10019

All Directors and Executive Officers as Group	2,231,320	16.9%

*	Less than one percent.

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(1)	Each officer and director’s address is c/o Palomar Medical Technologies, Inc., 82 Cambridge Street, Burlington, MA 01803.

(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage ownership is based on 13,191,418 shares of common stock issued and outstanding as of March 14, 2003.

(3)	Includes 594,167 shares of common stock that Mr. Valente has the right to acquire within 60 days pursuant to the exercise of options.

(4)	Includes 504,167 shares of common stock that Mr. Caruso has the right to acquire within 60 days pursuant to the exercise of options, and 15,047 shares held in our 401(k) Plan.

(5)	Includes 249,167 shares of common stock that Mr. Weiner has the right to acquire within 60 days pursuant to the exercise of options, 13,557 shares held in our 401(k) Plan and 9,409 shares acquired through our Employee Stock Purchase Plan.

(6)	Includes 77,500 shares of common stock that each of these directors has the right to acquire within 60 days pursuant to the exercise of options and warrants.

(7)	Includes 66,500 shares of common stock that this director has the right to acquire within 60 days pursuant to the exercise of options and warrants.

(8)	Includes 35,834 shares of common stock that this director has the right to acquire within 60 days pursuant to the exercise of options and warrants.

(9)	Includes 12,500 shares of common stock that this director has the right to acquire within 60 days pursuant to the exercise of options and warrants.

(10)	Based on information provided in Amendment No. 7 to a Schedule 13D/A, filed on February 28, 2001, and supplemental information provided by the entities’ attorney. Includes shares beneficially owned with respect to which the entities listed share voting and dispositive power. Includes 428,570 shares of common stock that the entities have the right to acquire within 60 days pursuant to the exercise of warrants. The entities may disclaim that they constitute a “group” for purposes of owning these shares.

(11)	The Company completed a private placement on March 14, 2003 with Craig Drill Capital, a private investment firm based in New York City, for the purchase of one million shares of the Company’s common stock, at a price of $3.41 per share with no registration rights for an aggregate subscription price of $3.41 million. The conversion price was calculated at a premium to market of 110% of the Company’s common stock trailing ten-day average closing price.

(12)	Based on information provided in Amendment No. 2 to a Schedule 13G/A, filed on February 4, 2003.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

        Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and ten percent stockholders are charged by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us during, and with respect to, our most recent fiscal year, or written representations that Form 5 was not required, we believe that the Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

SOLICITATION

        No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain of our employees. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by us.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

        Stockholders who wish to present proposals appropriate for consideration at our 2004 Annual Meeting of Stockholders must submit the proposals in proper form to our Secretary at our address set forth on the first page of this proxy statement not earlier than the 120th day (January 16, 2004) nor later than the 90th day (February 15, 2004) prior to the first anniversary of the preceding year’s annual meeting of stockholders in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to such Annual Meeting.

MISCELLANEOUS

        The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

        Stockholders of record on March 20, 2003 will receive a proxy statement and our 2002 Annual Report on Form 10-K (excluding exhibits), which contains detailed financial information concerning us. Written requests for additional copies of these forms may be submitted to Paul S. Weiner, Chief Financial Officer, Palomar Medical Technologies, Inc., 82 Cambridge Street, Burlington, Massachusetts 01803 or ir@palmed.com. In addition, you may visit our home page at www.palmed.com or the SEC’s website at www.sec.gov that contains reports, proxy and other SEC filings.